Exhibit 14.1
Consent of Empire Valuation Consultants, LLC
We hereby consent to the inclusion in the Annual Report on Form 20-F of Amdocs Limited (“Amdocs”) for the fiscal year ended September 30, 2007 (the “Form 20-F”) of the reference to our reports relating to the independent valuations referred to in Note 3 to the consolidated financial statements contained in the Form 20-F and to references to our firm’s name therein, and the incorporation by reference in the following registration statements of Amdocs:
Form S-8, No. 333-91847
Form S-8, No. 333-92705
Form S-8, No. 333-31506
Form S-8, No. 333-34104
Form S-8, No. 333-58454
Form S-8, No. 333-114077
Form S-8, No. 333-132968
Form S-8, No. 333-135320
Form S-8, No. 333-137617
Form S-8, No. 333-139310
Form S-8, No. 333-140728
Form F-3 (and related Prospectus), No. 333-39278
Form F-3 (and related Prospectus), No. 333-44994
Form F-3 (and related Prospectus), No. 333-57036
Form F-3 (and related Prospectus), No. 333-67572
Form F-3 (and related Prospectus), No. 333-114079
Form F-3 (and related Prospectus), No. 333-114344
In giving such consent to this specific text, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of any such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Empire Valuation Consultants, LLC

Empire Valuation Consultants, LLC

New York, New York

April 22, 2008